Exhibit j

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Value Strategies Portfolio, which is included in Post-Effective Amendment No. 26 to the Registration Statement No. 811-7205 on Form N-1A of Variable Insurance Products Fund III.

/s/Deloitte & Touche

Deloitte & Touche LLP
Boston, Massachusetts
Januray 23, 2002